UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 21, 2020

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 6, 2017, Lipocine Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated March 6, 2017 (the “Sales Agreement”), with Cantor Fitzgerald & Co., as agent (“Cantor Fitzgerald”), pursuant to which the Company may issue and sell shares of its common stock, $0.0001 par value per share (the “Shares”) from time to time through Cantor Fitzgerald (the “Offering”). The material terms of the Sales Agreement are described in the Company’s Annual Report on Form 10-K filed on March 6, 2017.

On October 13, 2017, the Company filed a shelf registration statement on Form S-3 (File No. 333-220942) (the “Registration Statement”). The sales agreement prospectus contained in the Registration Statement allowed for the sale of up to $25,000,000 in Shares under the Sales Agreement. On the date hereof, the Company filed a prospectus supplement (the “Prospectus Supplement”) to increase the number of Shares that could be sold under the Sales Agreement to $62,976,322, which represents $12,976,322 of Shares which have been previously sold in the Offering and an additional $50,000,000 of Shares which may be sold after the date hereof.

The Company intends to use the net proceeds from the sale of Shares for working capital and general corporate purposes. The Company may also use a portion of the net proceeds to invest in or acquire businesses or technologies that the Company believes are complementary to its own, although the Company has no current plans, commitments or agreements with respect to any acquisitions as of the date of this Current Report on Form 8-K.

Dorsey & Whitney LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the Offering, the use of proceeds from the sale of the Shares and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the Offering does not occur when expected or at all because required conditions to closing are not satisfied on a timely basis or at all. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Dorsey & Whitney LLP, dated August 21, 2020
23.1	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	August 24, 2020	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer